Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Shares, par value COP 3.33 per share, and American Depositary Shares, each representing eight (8) Common Shares, of Almacenes Éxito S.A. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: January 26, 2024	CAMA COMMERCIAL GROUP, CORP.

	By:	/s/ Nicholas Rodriguez
	Name:	Nicholas Rodriguez
	Title:	Attorney-in-Fact for Francisco Javier Calleja Malaina, President

CLARENDON WORLDWIDE S.A.

	By:	/s/ Nicholas Rodriguez
	Name:	Nicholas Rodriguez
	Title:	Attorney-in-Fact for Francisco Javier Calleja Malaina, President

FUNDACION EL SALVADOR DEL MUNDO

	By:	/s/ Nicholas Rodriguez
	Name:	Nicholas Rodriguez
	Title:	Attorney-in-Fact for Francisco Javier Calleja Malaina, Member

AVELAN ENTERPRISE LTD.

	By:	/s/ Nicholas Rodriguez
	Name:	Nicholas Rodriguez
	Title:	Attorney-in-Fact for Francisco Javier Calleja Malaina, Director

Francisco Javier Calleja Malaina

	By:	/s/ Nicholas Rodriguez
	Name:	Nicholas Rodriguez
	Title:	Attorney-in-Fact for Francisco Javier Calleja Malaina